Exhibit 28(j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Dupont Capital Emerging Markets Fund, a series of the FundVantage Trust.
PricewaterhouseCoopers LLP
Philadelphia, PA
June 30, 2010